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EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

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                                                                                            Percentage
                                                        Jurisdiction                         of Voting
Name of Subsidiary                                    of Incorporation                      Stock Owned
------------------                                    ----------------                      -----------
BevCo Sales, Inc.                                         Delaware                             100%

Everfresh Beverages, Inc.                                 Delaware                             100%

Faygo Beverages, Inc.                                     Michigan                             100%

Faygo Sales Company                                         Texas                              100%

Hayward Enterprises, Inc.                              North Carolina                          100%

HJMP Corp.                                                Delaware                             100%

National Retail Brands, Inc.                              Delaware                             100%

NewBevCo, Inc.                                            Delaware                             100%

PACO, Inc.                                                Delaware                             100%

PETCO, Inc.                                               Delaware                             100%

Shasta West, Inc.                                         Delaware                             100%

Shasta Beverages, Inc.                                    Delaware                             100%

Shasta Beverages International, Inc.                      Delaware                             100%

Shasta Midwest, Inc.                                      Delaware                             100%

Shasta Northwest, Inc.                                    Delaware                             100%

Shasta Sales, Inc.                                        Delaware                             100%

Shasta Sweetener Corp.                                    Delaware                             100%

Specialty Beverage Products, Inc.                         Delaware                             100%

Winnsboro Beverage Packers, Inc.                          Delaware                             100%

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